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                                                                        EXH-15d



                THE TRAVELERS FUND ABD II FOR VARIABLE ANNUITIES


                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

                  That I, IAN R. STUART of East Hampton, Connecticut, Director, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller of The Travelers Life and Annuity Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form N-4 or other appropriate form under the Securities Act of 1933 for The Travelers Fund ABD II for Variable Annuities, a separate account of the Company dedicated specifically to the funding of variable annuity contracts to be offered by the Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of February, 1997.



                                  Ian R. Stuart
                                  Director, Senior Vice President,
                                  Chief Financial Officer,
                                  Chief Accounting Officer and Controller
                                  The Travelers Life and Annuity Company